UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Campbell Soup Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL SENDS LETTER TO SHAREHOLDERS SETTING RECORD STRAIGHT
REGARDING THIRD POINT’S SO-CALLED “PLAN” FOR CAMPBELL

Recommends Shareholders Vote the GOLD Card to Support Current Campbell Board of
Directors

CAMDEN, N.J., Nov. 2, 2018 - Campbell Soup Company (NYSE: CPB) announced today it has sent a letter to its shareholders in connection with its 2018 Annual Meeting of Shareholders, scheduled for Nov. 29, 2018.

In the letter, Campbell sets the record straight regarding Third Point’s proposed “plan” for Campbell. Campbell strongly recommends that shareholders vote to support the current Campbell Board of Directors with a vote on the GOLD proxy card.

The full text of Campbell’s letter to its shareholders follows.

VOTE THE GOLD PROXY CARD TODAY

Dear Campbell Shareholders,

After nearly three months of telling Campbell that selling itself was the “only justifiable outcome” from our strategy and portfolio review, Third Point, a hedge fund that is attempting to seize control of Campbell’s entire Board with a slate of underqualified candidates, finally abandoned its claim and attempted to come up with an alternative scheme. Third Point's latest "plan" can be summed up as follows: “Vote for us and we'll think of something.”

Rather than providing original ideas or detailed financial research, Third Point has simply copied and pasted the existing plan outlined by Campbell on August 30th into the Third Point PowerPoint template. Third Point has endorsed our proposed divestitures and has suddenly recognized the value and opportunity to participate in snacking category growth through the combination of Pepperidge Farm and Snyder's-Lance. As we outline below, their so-called "plan" to create value is simply your Board's proposed cost savings and proposed synergies but executed by Third Point's inferior slate after further delay and with increased execution risk as they attempt to learn how to run your Company.

Shareholders need to ask themselves: why is Third Point wasting everyone's time?

Campbell’s current Board and management are acting to improve operations, accelerate performance, and maximize value for all shareholders. Vote for your Company's highly experienced and qualified nominees TODAY on the GOLD proxy card – by telephone, over the Internet, or by signing, dating and returning the enclosed GOLD proxy card.

VOTE THE GOLD PROXY CARD TODAY

Here is how Third Point Presents Your Board’s Actions as their “New Idea:”

1

Your Board’s Action: Your Board, with the support of leading candidate assessment and executive search firms, has been meeting with and interviewing highly qualified candidates who possess a track record of proven results and achievement. A number of candidates have expressed strong interest in the role. The Board is confident that it will appoint a world-class permanent CEO by the end of the calendar year.

Third Point’s “Plan” Agrees: “Hire world-class permanent CEO”

2
Your Board’s Action: As soon as the Board recognized that the Company needed a change in direction, your Board took action to significantly transform Campbell’s management team. Such changes include:
●Keith McLoughlin named Interim President and CEO in May 2018
●Luca Mignini named Sr. VP & Chief Operating Officer in April 2018
●Carlos Abrams-Rivera named President, Campbell Snacks in March 2018
●Roberto Leopardi named President, Campbell Meals & Beverages in June 2018
●Xavier Boza named Sr. VP & Chief Human Resources Officer in July 2018
●Craig Slavtcheff named VP & Head of R&D in September 2018

Campbell has a strong and aligned leadership team in place to drive the Company forward and successfully execute our August 30th strategic plan.

Third Point’s “Plan” Agrees: “Recruit new senior leadership talent”

3

Your Board’s Action: Campbell’s annual incentive plan is directly tied to performance. In 2018, Campbell did not pay bonuses under this plan to any employees based on the underperformance of the Company, nor did any of the Company’s long-term incentive three-year performance shares vest. The Company recently revised its annual incentive plan metrics to focus on the key top line, bottom line and operating financial metrics that are essential to delivering the Company’s annual operating plan and financial commitments.

Third Point’s “Plan” Agrees: “Set key performance indicators and establish incentive compensation plans to better align pay with performance”

4

Your Board’s Action: The Campbell Board and management team, together with its outside advisors – Deloitte Consulting, Centerview Partners and Goldman Sachs, considered a full slate of options for Campbell – including whether to split the Company. It decided that the best path forward, at this time, was the plan announced on August 30th.

As we have repeatedly said, the Campbell Board has and will continue to seriously consider other strategic options if they can demonstrably enhance shareholder value beyond what we confidently believe can be achieved from executing our current plan.

Third Point’s “Plan” Agrees: “Determine whether or not to split Company into Grocery and Snacks businesses”

5
Your Board’s Action: Campbell has established a clear go-forward strategy and plan to maximize value for all shareholders. On August 30th, Campbell outlined the following comprehensive plan, which the new management team is currently implementing:
●Focus Campbell on two distinct businesses, Campbell Snacks and Campbell Meals and Beverages, in our core North American market;
●Pursue the divestitures of two non-core businesses – Campbell International and Campbell Fresh – to focus and improve our portfolio, and use the proceeds to significantly reduce debt and improve the balance sheet; and
●Increase our cost savings target by $150 million, which will bring our total cost savings efforts to $945 million by the end of fiscal year 2022, including the expected Snyder’s-Lance savings.

Third Point’s “Plan” Agrees: “Lay out clear go-forward strategy and near-term plan (including ‘immediate fixes’)”

6

Your Board’s Action: By acquiring Snyder’s-Lance and combining it with Pepperidge Farm, Campbell is now a leader within the attractive snacking category and is well positioned to drive additional growth opportunities in snacks.

Third Point’s “Plan” Agrees: Third Point “sees opportunity to participate in growth of (attractive) snacks category”

7

Your Board’s Action: Campbell is consistently innovating within soup. As part of its August 30th plan, Campbell outlined a clear strategy to stabilize its U.S. soup business. Going forward, we will focus on four key brands, Campbell's, Swanson, Chunky and Pacific Foods, and each will be managed according to a specific profile and portfolio role, including investments in innovation.

Third Point’s “Plan” Agrees: Third Point “sees opportunity to incorporate greater innovation into the core (where it matters most)” // “Core Campbell’s and Chunky brands still account for 90% of Campbell-brand soup sales”

8

Your Board’s Action: Campbell has announced two large non-core divestitures: Campbell International and Campbell Fresh. While Campbell believes these assets are attractive, they are no longer aligned with our focus on Snacks and Meals & Beverages within North America. Interim CEO Keith McLoughlin has also stressed that the Board and management team will continue to identify additional actions to further optimize Campbell’s portfolio going forward. The Campbell Board is dedicated to urgently improving Campbell’s performance and has stated that it will continue to seriously consider other strategic options that can enhance value beyond our current plan.

Third Point’s “Plan” is Misguided: “Consider further divestitures of non-core assets and opportunities for bolt-on acquisitions in key categories”

9
Your Board’s Action: On August 30th, Campbell announced new long-term targets to reflect the Company’s actions and more focused portfolio. They are:
●Organic net sales growth of 1 to 2 percent;
●Adjusted EBIT growth of 4 to 6 percent;
●Adjusted EPS growth of 7 to 9 percent;
●$350 million aggregate reduction in working capital and capital expenditures;
●Net debt to adjusted EBITDA ratio of 3.0x by 2021

We are confident that we will have a solid base from which to grow. Nearly half of our portfolio will be positioned in the faster-growing snacking category and we expect to benefit from incremental revenue opportunities as a result of combining Snyder’s-Lance and Pepperidge Farm.

Third Point’s “Plan” Agrees: “Set new financial targets based on updated strategy”

10

Your Board’s Action: Campbell is executing against its go-forward strategy to enhance and maximize shareholder value – including its announced revenue growth and cost savings initiatives. In fact, one of Campbell’s demonstrated strengths is its ability to implement successful multi-year cost savings programs having delivered over $455 million of savings to date.

Third Point’s “Plan” Agrees: “Start executing on identified revenue growth and cost savings opportunities”

11

Your Board’s Action: Campbell is already achieving synergies from the Snyder’s-Lance acquisition. Following another deep dive into Snyder’s-Lance during the strategic review process, the Board is even more convinced of the growth prospects and synergies in the Campbell Snacks business. We are confident that we will hit the outlined $295 million in target savings from the Snyder’s-Lance integration.

Third Point’s “Plan” Agrees: “Execute on Snyder’s-Lance synergies”

***

In sum, Third Point has presented no new ideas to enhance shareholder value. Through its hastily conceived “plan,” Third Point has not only endorsed Campbell’s announced divestitures and our acquisition of Snyder’s-Lance, but also demonstrated its limited understanding of Campbell’s business and lack of forethought regarding any new strategic plan for Campbell.

Moreover, Third Point has completely retracted its own argument regarding a sale of the Company. Recall that Third Point’s original thesis was that the “only justifiable outcome of the strategic review” was an immediate sale of your Company. But now Third Point has presented a “plan” that simply reiterates the key points of the current Board’s go-forward strategy and has suggested that such a strategy would create a substantial potential premium over the current stock price.

Third Point’s latest assertion endorses the plan that your current Board has developed and reinforces the fact that your Board is best positioned to maximize shareholder value and lead the company going forward.

Thank you for your continued support – VOTE GOLD.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

If you have questions or need assistance, please contact:

INNISFREE M&A Incorporated

Shareholders Call Toll-Free: (877) 687-1866
International shareholders may call: +1-412-232-3651
Banks & Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any white proxy card sent to you by Third Point.
If you have already done so, you have every legal right to change your vote by using the enclosed GOLD proxy card to vote TODAY—by telephone,
by Internet, or by signing, dating and returning the GOLD proxy card in the postage-
paid envelope provided.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The Company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupCompany.com or follow Company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the Company’s current expectations about the impact of its future plans and performance on the Company’s business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the Company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the Company’s ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review, (2) the ability to differentiate its products and protect its category leading positions, especially in soup; (3) the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (4) the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder’s-Lance and Pacific Foods; (5) the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (6) the Company’s indebtedness and ability to pay such indebtedness; (7) disruptions to the Company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the Company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) the impact of strong competitive responses to the Company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (10) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (11) changes in consumer demand for the Company’s products and favorable perception of the Company’s brands; (12) changing inventory management practices by certain of the Company’s key customers; (13) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the Company’s key customers maintain significance to the Company’s business; (14) product quality and safety issues, including recalls and product liabilities; (15) the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; (16) the uncertainties of litigation and regulatory actions against the Company; (17) the possible disruption to the independent contractor distribution models used by certain of the Company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the Company’s ability to protect its intellectual property rights; (21) increased liabilities and costs related to the Company’s defined benefit pension plans; (22) a material failure in or breach of the Company’s information technology systems; (23) the Company’s ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the Company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the Company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Important Additional Information and Where to Find It
Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC’s website at www.sec.gov or Campbell’s website at www.investor.campbellsoupCompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.